Exhibit 10.2

FORM OF TRANSITION SERVICES AGREEMENT

BY AND BETWEEN

BAXTER INTERNATIONAL INC.

AND

BAXALTA INCORPORATED

DATED AS OF [—], 2015

i

ii

THIS TRANSITION SERVICES AGREEMENT, dated as of [—], 2015 is by and between BAXTER INTERNATIONAL INC., a Delaware corporation (“Baxter”), and BAXALTA INCORPORATED, a Delaware corporation (“Baxalta”) and each of their respective Subsidiaries (as defined in the Separation and Distribution Agreement) that execute a Joinder Agreement (as defined herein) in accordance with the terms and conditions of this Agreement.

R E C I T A L S:

WHEREAS, the board of directors of Baxter has determined that it is appropriate and advisable to separate Baxter’s biopharmaceuticals business from its other businesses;

WHEREAS, in order to effectuate the foregoing, Baxter and Baxalta have entered into a Separation and Distribution Agreement, dated as of [—], 2015 (the “Separation and Distribution Agreement”), which provides for, among other things, the contribution from Baxter to Baxalta of certain assets, the assumption by Baxalta of certain Liabilities (as defined in the Separation and Distribution Agreement) from Baxter, the distribution by Baxter of Baxalta common stock to Baxter shareholders, and the execution and delivery of this Agreement and certain other agreements in order to facilitate and provide for the foregoing, in each case subject to the terms and conditions set forth therein; and

WHEREAS, in order to ensure an orderly transition under the Separation and Distribution Agreement, it shall be necessary for each Provider (as defined herein) to provide to the applicable Recipient (as defined herein) the Services (as defined herein) for a transitional period.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties (as defined herein) hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Reference is made to Section 9.15 of the Separation and Distribution Agreement regarding the interpretation of certain words and phrases used in this Agreement. In addition, for the purpose of this Agreement, the following terms shall have the meanings set forth in this Section 1.01. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Separation and Distribution Agreement (and any capitalized terms used within those defined terms in the Separation and Distribution Agreement shall also have the meanings given to such terms in the Separation and Distribution Agreement if not otherwise defined in this Agreement).

“Agreement” means this Transition Services Agreement, each of the Schedules and Exhibits hereto, and each Joinder Agreement executed in connection with Section 2.09.

“Baxter” has the meaning set forth in the Preamble.

“Baxalta” has the meaning set forth in the Preamble.

“Charges” has the meaning set forth in Section 2.04.

“Commencement Date” means, with respect to the Services between any Provider and Recipient, the date of this Agreement (or such other date as may be agreed in writing by Provider and Recipient) or, with respect to Services provided to any Deferred Baxalta Local Business, the Local Closing Date.

“Exchange Rate” means, at any time, Baxter’s most recent monthly transaction rate, as determined in the ordinary course of business consistent with past practice.

“Excluded Service” has the meaning set forth in Section 2.02(b).

“Joinder Agreement” has the meaning set forth in Section 2.09.

“Notice” means any written notice, request, demand or other communication specifically referencing this Agreement and given in accordance with Section 9.06.

“Parties” means the parties to this Agreement, including all Baxter Subsidiaries and Baxalta Subsidiaries that execute a Joinder Agreement pursuant to Section 2.09.

“Personal Data” means data that can be used by itself or in combination with other available data to identify a specific individual.

“Provider” means, with respect to any Service, any Party identified in any Schedule or Exhibit hereto or in any Joinder Agreement as the “Provider.”

“Provider Indemnified Party” has the meaning set forth in Section 7.03.

“Recipient” means, with respect to any Service, any Party identified in any Schedule or Exhibit hereto or in any Joinder Agreement as the “Recipient.”

“Recipient Indemnified Party” has the meaning set forth in Section 7.04.

“Separation and Distribution Agreement” has the meaning set forth in the Recitals.

“Service Baseline Period” has the meaning set forth in Section 2.03(c).

“Service Extension” has the meaning set forth in Section 5.04(a).

“Service Period” means, with respect to any Service, the period commencing on the Commencement Date, and ending on the earlier of (i) the date the Recipient terminates the provision of such Service pursuant to Section 5.02, and (ii) the termination date specified with respect to such Service on the applicable Schedule or Exhibit to this Agreement or any Joinder Agreement, unless extended pursuant to Section 5.04; provided that the termination date shall occur not later than the second anniversary of the Effective Time unless expressly provided on the applicable Schedule or Exhibit to this Agreement or any Joinder Agreement or unless extended pursuant to Section 5.04.

“Services” has the meaning set forth in Section 2.01.

ARTICLE II

SERVICES

Section 2.01 Services. Provider agrees to provide to the applicable Recipient(s) the applicable services (the “Services”) set forth in the Schedules to this Agreement or the applicable Joinder Agreement.

Section 2.02 Omitted Services; Excluded Services; Additional Services.

(a) If, during the term of this Agreement, a Party identifies a service that, prior to the Effective Time, the other Party or any of its Subsidiaries provided to the identifying Party or any of its Subsidiaries, but such service was inadvertently omitted from the list of Services, then the other Party shall (to the extent such services are not generally available from a third-party supplier) use commercially reasonable efforts to cooperate with the intended Recipient to agree to terms in order to amend the applicable Schedules to add such omitted service as a Service; provided that the other Party shall not be obligated to provide any omitted service if it does not, in its reasonable judgment, have adequate resources to provide such omitted service or if the provision of such omitted service would significantly disrupt the operation of its businesses. Any such amendment to the Schedules of Services shall be effective only if approved in advance by the Transition Committee, and any such modified or amended Schedule with respect to such newly added Service shall have effect from the Commencement Date (or such other date as specified on the applicable Schedule of Services) of such Service and shall be deemed part of this Agreement and subject to the terms and conditions of this Agreement in the same manner as each other Schedule to this Agreement or any Joinder Agreement.

(b) If, during the term of this Agreement, a Party identifies any other service that it desires for the other Party or any of its Subsidiaries to provide, then the Transition Committee shall consider whether the other Party shall provide such service to the identifying Party or any of its Subsidiaries under the terms of this Agreement; provided that nothing shall require the other Party to provide such additional Service to the identifying Party. If the Transition Committee determines that the other Party shall provide such service to the identifying Party, then the other Party shall use commercially reasonable efforts to cooperate with the intended Recipient to agree to terms in order to amend the applicable Schedules to add such service as a Service; provided that the other Party shall not be obligated to provide any such service if it does not, in its reasonable judgment, have adequate resources to provide such service or if the provision of such service would significantly disrupt the operation of its businesses. Any such amendment to the Schedules of Services shall be effective only if approved in advance by the Transition Committee, and any such modified or amended Schedule with respect to such newly added Service shall have effect from the Commencement Date of such Service and shall be deemed part of this Agreement and subject to the terms and conditions of this Agreement in the same manner as each other Schedule to this Agreement or any Joinder Agreement.

Section 2.03 Performance of Services.

(a) Each Provider shall perform and cause its Subsidiaries to perform all Services to be provided by the Provider in a manner that is based on its past practice and that is substantially similar in nature, quality and timeliness to the analogous services provided by Baxter or its applicable Subsidiaries (if such Parties are the Provider) or Baxalta or its applicable Subsidiaries (if such Parties are the Provider), as applicable, prior to the Commencement Date; provided that, if not so previously provided, then such Services shall be performed in a manner substantially similar to similar services provided to the Provider’s Affiliates or businesses. The Provider shall cause it and its Subsidiaries to perform its duties and responsibilities hereunder in good faith.

(b) Nothing in this Agreement shall require the Provider to perform or cause to be performed any Service to the extent the manner of such performance would constitute a violation of applicable Laws, the Code of Conduct of such Provider or any of its direct or indirect parent companies, or any existing contract or agreement with a Third Party. If the Provider is or becomes aware of any such restriction on the Provider, the Provider shall use commercially reasonable efforts to promptly send a Notice to the Recipient of any such restriction. The Parties each agree to cooperate and use commercially reasonable efforts to obtain any necessary Third Party Consents required under any existing contract or agreement with a Third Party to allow the Provider to perform or cause to be performed any Service; provided, however, that neither Baxter nor Baxalta (nor any of their respective Subsidiaries) shall be obligated to contribute any capital, pay any consideration, grant any concession or incur any additional Liability to any Third Party other than ordinary and customary fees to a Governmental Authority from whom such Consents are requested, which shall be payable by the Recipient. If, with respect to a Service, the Parties, despite the use of such commercially reasonable efforts, are unable to obtain a required Third Party Consent or the performance of such Service by the Provider would continue to constitute a violation of applicable Laws or the applicable Code of Conduct of such Provider or any of its direct or indirect parent companies, the Provider shall use commercially reasonable efforts in good faith to provide such Services in a manner as closely as possible to the standards described in this Section 2.03 that would apply absent the exception provided for in the first sentence of this Section 2.03(b) (and performance in such manner shall be deemed to satisfy the performance obligations of the Provider in respect of such Service).

(c) Unless the applicable Schedule specifies a particular volume or quantity (or a volume or quantity ceiling), the Provider shall not be obligated to perform or to cause to be performed any Service in a volume or quantity in any calendar year that exceeds the highest volumes or quantities of analogous services provided for the benefit of the Recipient’s business during the 365-day period immediately preceding the Effective Time (the “Service Baseline Period”). If the Recipient requests that the Provider perform or cause to be performed any Service in a volume or quantity that exceeds the highest volumes or quantities of analogous services that were provided for the benefit of the Recipient’s business during the Service Baseline Period, then: (i) if such higher volume or quantity results from fluctuations occurring in the ordinary course of business of the Recipient, the Provider shall use commercially reasonable efforts to provide such requested higher volume or quantity (with additional Charges permitted only to the extent the cost of providing such additional Services increases); and (ii) if such higher volume or quantity results from any other source, including an acquisition, merger, purchase or other business combination by the Recipient, the Transition Committee shall determine whether the Provider will be required to provide all or any portion of such requested higher volume or quantity. If the Transition Committee determines that the Provider shall provide all or any portion of the requested higher volume or quantity then such higher volume or quantity shall be documented in a written agreement signed by the Recipient and the Provider who shall promptly provide a copy of such written agreement to the Transition Committee. Each such written agreement shall be deemed part of this Agreement as of the date of such agreement and the volume or quantity increases set forth in such written agreement shall be deemed a part of the “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

(d) (i) No Party shall be required to perform or to cause to be performed any of the Services for the benefit of any Third Party or any other Person other than the applicable Recipient for such Service, and (ii) EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 2.03, EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL SERVICES ARE PROVIDED ON AN “AS-IS” BASIS, THAT THE RECIPIENT ASSUMES ALL RISK AND LIABILITY ARISING FROM OR RELATING TO ITS USE OF AND RELIANCE UPON THE SERVICES, AND THAT NEITHER THE PROVIDER NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY OTHER WARRANTY WHATSOEVER.

(e) Each Party shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. No Party shall knowingly take any action in violation of any such applicable Law that results in Liability being imposed on any other Person.

Section 2.04 Charges for Services. Baxter or an applicable Subsidiary (including as agent of each Recipient of Services that is an Affiliate of Baxter) shall pay to Baxalta or an applicable Subsidiary (including as agent of each Provider of Services that is an Affiliate of Baxalta) or, as applicable Baxalta or an applicable Subsidiary (including as agent of each Recipient of Services that is an Affiliate of Baxalta) shall pay to Baxter or an applicable Subsidiary (including as agent of each Provider of Services that is an Affiliate of Baxter) a monthly fee for the Services (or category of Services, as applicable) (each fee constituting a “Charge” and, collectively, “Charges”), which Charges shall be agreed to by Baxter and Baxalta from time to time. During the term of this Agreement, the amount of a Charge for any Services may adjust to the extent of: (a) any adjustments mutually agreed to by the Baxter and Baxalta; (b) any Charges applicable to any Services added by Agreement of the Parties after the Effective Time; and (c) in accordance with Section 2.08, any proportional adjustment in the rates or charges imposed by any Third Party provider that is providing Services. Together with any monthly invoice for Charges, the Provider shall provide the Recipient with reasonable documentation, including any additional documentation reasonably requested by the Recipient to the extent such documentation is in the Provider’s or its Subsidiaries’ possession or control, to support the calculation of such Charges. During the period of any Service Extension to any Service Period, the Charges shall automatically be increased by 5% for the duration of the initial Service Extension (not to exceed six months) and by an additional 5% for the duration of any

Service Extension other than the initial Service Extension or any extended period beyond six months from the initial term of such Service; provided that these increases shall not apply to Charges attributable to the costs and expenses of third parties engaged to perform all or any part of any Service for the benefit of Provider.

Section 2.05 Reimbursement for Out-of-Pocket Expenses. The Recipient (or Baxter or Baxalta, as applicable, as agent on behalf of such Recipient) shall reimburse the Provider (or Baxter or Baxalta, as applicable, as agent on behalf of such Provider) for reasonable out-of-pocket costs and expenses incurred by the Provider or any of its controlled group Affiliates in connection with providing the Services (including reasonable travel-related expenses and costs incurred with third parties engaged in accordance with this Agreement in connection with the performance of the Services) to the extent that such costs and expenses are not reflected in the Charges for such Services; provided, however, that any such cost or expense not consistent with historical practice between the Parties for any Service (including business travel and related expenses) shall require advance approval of the Recipient. Any authorized travel-related expenses incurred in performing the Services shall be incurred and charged to the Recipient in accordance with the Provider’s then applicable business travel policies.

Section 2.06 Changes to Services. Except as provided in Section 2.08 and subject to the performance standards set forth in this Article II, the Provider may make changes from time to time in the manner of performing the Services as required under Section 2.03(a) if the Provider is making similar changes in performing analogous services for itself and if the Provider furnishes to the Recipient reasonable prior Notice (in content and timing) respecting such changes. No such change shall affect the timeliness or quality of, or the Charges for, the applicable Service. If any such change by the Provider reasonably requires the Recipient to incur incremental costs and expenses in order to continue to receive and utilize the applicable Services in the same manner as the Recipient was receiving and utilizing such Service prior to such change, the Provider shall be required to reimburse the Recipient for all such reasonable costs and expenses. Upon request, the Recipient shall provide the Provider with reasonable documentation, including any additional documentation reasonably requested by the Provider to the extent such documentation is in the Recipient’s or its Subsidiaries’ possession or control, to support the calculation of such incremental costs and expenses.

Section 2.07 Transitional Nature of Services. The Parties acknowledge the transitional nature of the Services and agree to cooperate in good faith and to use commercially reasonable efforts to effectuate a smooth transition of the Services from the Provider to the Recipient (or its designee).

Section 2.08 Use of Third Parties to Provide Services. The Provider may perform its obligations to provide a Service through agents, subcontractors or independent contractors, provided that the delegation of performance of the applicable Service does not impact the timeliness or quality of such Service, in accordance with the following:

(a) Provider is Currently Using Third Parties as of the Effective Time. If, as of the Effective Time, (i) the Provider is obtaining analogous services for itself from agents, subcontractors or independent contractors, or (ii) the Provider is obtaining services from agents, subcontractors or independent contractors which services the Provider shall only provide to the

Recipient under this Agreement and the Provider shall not otherwise require such analogous services for itself during the term of this Agreement, then the Charges for the applicable Services the Provider is obtaining from such Third Parties may be adjusted proportionally by the Provider pursuant to Section 2.03(c) to reflect any adjustment in the rates or charges imposed by the Third Party that is providing such Services; or

(b) Provider Elects to Switch to Third Parties After the Effective Time.

(i) If, following the Effective Time, the Provider elects to obtain analogous services for itself from agents, subcontractors or independent contractors (A) the Provider shall furnish to the Recipient reasonable prior Notice (in content and timing) respecting such use of Third Parties, and (B) the Charges for the applicable Services the Provider is obtaining from such Third Parties may be adjusted proportionally by the Provider pursuant to Section 2.03(c) to reflect any adjustment in the rates or charges imposed by the Third Party that is providing such Services; and

(ii) If, however, following the Effective Time, the Provider is not obtaining analogous services for itself from agents, subcontractors or independent contractors (A) the Provider shall furnish to the Recipient reasonable prior Notice (in content and timing) respecting such use of Third Parties, and (B) the Charges for the applicable Services the Provider is providing through such Third Parties appointed following the Effective Time may not be adjusted by the Provider as a result of any adjustments in the rates or charges imposed by such Third Parties.

Notwithstanding the foregoing, the Provider shall not be relieved of its obligations under this Agreement by use of such agents, subcontractors or independent contractors.

Section 2.09 Joinder Agreement. Each of Baxter and Baxalta shall cause their respective Subsidiaries who are to provide or receive Services to become a Party to this Agreement by executing a Joinder Agreement (each, a “Joinder Agreement”) substantially in the form attached hereto as Exhibit A. Each such Joinder Agreement shall be deemed a part of this Agreement as of the date of such Joinder Agreement. In the event of an express conflict between the terms of any Joinder Agreement or other such written agreement entered into expressly with respect to this Agreement and the terms of this Agreement, the terms of the Joinder Agreement or such other written agreement shall prevail over the inconsistent provisions of this Agreement. The terms of each such Joinder Agreement or other written agreement shall be separate from each other Joinder Agreement or other written agreement, and any changes or amendments to this Agreement described in any such Joinder Agreement or other written agreement shall apply solely to such Joinder Agreement or other written agreement, and not to any other Joinder Agreement or other written agreement (including the terms of this Agreement as incorporated into any such other Joinder Agreement or other written agreement).

ARTICLE III

OTHER ARRANGEMENTS

Section 3.01 Access. Each Party shall, and shall cause its Subsidiaries to, allow the other Parties and their respective Subsidiaries and Representatives reasonable access to the facilities of such Party and its Subsidiaries that is necessary for each Provider and its Subsidiaries to fulfill its obligations under this Agreement. In addition to the foregoing right of access, each Party shall, and shall cause its Subsidiaries to, afford each other Party, its Subsidiaries and their respective Representatives, upon reasonable advance notice, reasonable access during normal business hours to the facilities, Information, systems, infrastructure and personnel of such Party and its Subsidiaries as reasonably necessary for the Recipient to verify the adequacy of internal controls over information technology, reporting of financial data and related processes employed in connection with the Services being provided by any Provider, including in connection with verifying compliance with Section 404 of the Sarbanes-Oxley Act of 2002; provided that (i) such access shall not unreasonably interfere with any of the business or operations of the Provider (or Baxter or Baxalta, to the extent the Provider is a Subsidiary of such Party) or any of their respective Subsidiaries and (ii) in the event that the Provider determines that providing such access could be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege, then the Parties shall use commercially reasonable efforts to permit such access in a manner that avoids any such harm or consequence. Each Party agrees that all of its and its Subsidiaries’ employees shall, and that it shall use commercially reasonable efforts to cause its Representatives’ employees to, when on the property of any other Party or any of its Subsidiaries, or when given access to any facilities, Information, systems, infrastructure or personnel of any other Party or any of its Subsidiaries, conform to the policies and procedures of such other Party and any of its Subsidiaries, as applicable, concerning health, safety, conduct and security which are made known to the Party receiving such access from time to time.

ARTICLE IV

BILLING; TAXES

Section 4.01 Procedure. Amounts payable pursuant to the terms of this Agreement shall be paid by wire transfer (or such other method of payment as may be agreed between Baxter and Baxalta) by Baxter or an applicable Subsidiary (as agent for the Recipient if Baxter or any of its Subsidiaries is the Recipient) or Baxalta or an applicable Subsidiary (as agent for the Recipient if Baxalta or any of its Subsidiaries is the Recipient) to Baxter or any of its Subsidiaries as directed by Baxter (as agent for the Provider if Baxter or any of its Subsidiaries is the Provider) or to Baxalta or any of its Subsidiaries as directed by Baxalta (as agent for the Provider if Baxalta or any of its Subsidiaries is the Provider), on a monthly basis, which amounts shall be due within thirty (30) days after the date of invoice. All amounts due and payable hereunder shall be invoiced and paid in U.S. dollars.

Section 4.02 Late Payments. Charges not paid when due pursuant to this Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within thirty (30) days of the date of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to 5%, or the maximum legal rate, whichever is lower.

Section 4.03 Taxes.

(a) Without limiting any provisions of this Agreement, the Recipient shall be responsible for (i) all excise, sales, use, transfer, stamp, documentary, filing, recordation and other similar Taxes, (ii) any value added, goods and services or similar recoverable indirect Taxes (“VAT”) and (iii) any related interest and penalties (collectively, “Transfer Taxes”), in each case imposed or assessed as a result of the provision of Services by the Provider. In particular, but without prejudice to the generality of the foregoing, all amounts payable pursuant to this Agreement (including any Joinder Agreement) are exclusive of amounts in respect of VAT. Where any taxable supply for VAT purposes is made pursuant to this Agreement by the Provider to the Recipient, the Recipient shall either (i) on receipt of a valid VAT invoice from the Provider, pay to the Provider such additional amounts in respect of VAT as are chargeable on the supply of the services at the same time as payment is due for the supply of the services; or (ii) where required by legislation to do so, account directly to the relevant Governmental Authority for any such VAT amounts. The Party required to account for Transfer Tax shall provide to the other applicable Party evidence of the remittance of the amount of such Transfer Tax to the relevant Governmental Authority, including, without limitation, copies of any Tax returns remitting such amount. The Provider agrees that it shall take commercially reasonable actions to cooperate with the Recipient in obtaining any refund, return, rebate, or the like of any Transfer Tax, including by filing any necessary exemption or other similar forms, certificates, or other similar documents. The Recipient shall promptly reimburse the Provider for any costs incurred by the Provider or its Affiliates in connection with the Recipient obtaining a refund or overpayment of refund, return, rebate, or the like of any Transfer Tax. For the avoidance of doubt, any applicable gross receipts-based or net income-based Taxes shall be borne by the Provider unless the Provider is required by law to obtain, or allowed to separately invoice for and obtain, reimbursement of such Taxes from the Recipient.

(b) The Recipient shall be entitled to deduct and withhold Taxes required by any Governmental Authority to be withheld on payments made pursuant to this Agreement. To the extent any amounts are so withheld, the Recipient shall (i) pay, in addition to the amount otherwise due to the Provider under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by the Provider will equal the full amount the Provider would have received had no such deduction or withholding been required, (ii) pay such deducted and withheld amount to the proper Governmental Authority, and (iii) promptly provide to the Provider evidence of such payment to such Governmental Authority. The Provider shall, prior to the date of any payment to be made pursuant to this Agreement, at the request of the Recipient, make commercially reasonable efforts to provide the Recipient any certificate or other documentary evidence (x) required by any Governmental Authority or under applicable Law or (y) which the Provider is entitled by any Governmental Authority or under applicable Law to provide in order to reduce the amount of any Taxes that may be deducted or withheld from such payment and the Recipient agrees to accept and act in reliance on any such duly and properly executed certificate or other applicable documentary evidence.

(c) If the Provider (i) receives any refund (whether by payment, offset, credit or otherwise) or (ii) utilizes any overpayment of Taxes that are borne by Recipient pursuant to this Agreement, then the Provider shall promptly pay, or cause to be paid, to the Recipient an amount equal to the deficiency or excess, as the case may be, with respect to the amount that the Recipient has borne if the amount of such refund or overpayment (including, for the avoidance of doubt, any interest or other amounts received with respect to such refund or overpayment) had been included originally in the determination of the amounts to be borne by Recipient pursuant to this Agreement, net of any additional Taxes the Provider incurs or will incur as a result of the receipt of such refund or such overpayment.

Section 4.04 Currency Exchange Rate Service Charge Adjustments. During the term of this Agreement, Baxter will determine semi-annually (on June 15 and December 15 of each year) whether the Exchange Rate between the Euro and U.S. dollars has changed by more than 5% since the later of the date of this Agreement or June 15 of the immediately preceding year. If the Exchange Rate has changed by more than 5% since the later of the date of this Agreement or June 15 of the immediately preceding year, Baxter and Baxalta shall cooperate to promptly adjust the Service Charges with respect to Services provided in countries for which the Euro is the Provider’s local currency, with such adjustment being effective for all Services performed by such Provider from the June 15 or December 15 date on which the change was measured.

ARTICLE V

TERM AND TERMINATION

Section 5.01 Term. This Agreement shall commence at the date of this Agreement and shall terminate upon the earlier to occur of: (a) the last date on which any Party is obligated to provide any Service to any other Party in accordance with the terms of this Agreement; or (b) the mutual written agreement of Baxter and Baxalta to terminate this Agreement in its entirety. Unless otherwise terminated pursuant to Section 5.02, this Agreement shall terminate with respect to any Service at the close of business on the last day of the Service Period for such Service. To the extent that any Provider’s ability to provide a Service is dependent on the continuation of any other Service (whether or not such Service is provided or received by such Provider), the Provider’s obligation to provide such dependent Service shall terminate automatically with the termination of such supporting Service. As liquidated damages in connection with certain costs expected to be incurred in connection with the winding down of Services under this Agreement, Baxalta shall pay to Baxter an amount equal to $13,000,000 on July 1, 2017 or such earlier date as this Agreement is terminated in accordance with its terms.

Section 5.02 Early Termination. The Recipient may from time to time terminate this Agreement with respect to the entirety of any individual Service but not a portion thereof:

(a) for any reason or no reason, upon the giving of an advance Notice to the Provider of such Service not less than one hundred eighty (180) days’ or such other Notice period, if any, as is set forth on the applicable Schedule with respect to a particular Service; provided, however, that any such termination may only be effective as of the last day of a month;

(b) if the Provider of such Service has failed to perform any of its material obligations under this Agreement with respect to such Service, and such failure shall continue to exist forty five (45) days after receipt by the Provider of Notice of such failure from the Recipient; provided, however, that any such termination may only be effective as of the last day of a month; and provided, further, that the Recipient shall not be entitled to terminate the Agreement with respect to the applicable Service if, as of the end of such forty five (45)-day period, there remains a good faith Dispute between the Parties as to whether the Provider has cured the applicable breach; or

(c) in the event of a direct or indirect Change of Control of Provider to any Prohibited Person or Affiliate thereof pursuant to which any Prohibited Person will become an Affiliate of such Provider; provided that, for the avoidance of doubt, such termination right shall only exist with respect to Services for which the Prohibited Person would become an Affiliate of Provider.

The Provider may terminate this Agreement with respect to any individual Service, but not a portion thereof, at any time upon prior Notice to the Recipient if the Recipient has failed to perform any of its material obligations under this Agreement relating to such Services, including making payment of Charges for such Service when due, and such failure shall continue uncured for a period of forty five (45) days after receipt by the Recipient of a Notice of such failure from the Provider; provided, however, that any such termination may only be effective as of the last day of a month; provided further that the Provider shall not be entitled to terminate this Agreement with respect to the applicable Service if, as of the end of such forty five (45)-day period, there remains a good faith Dispute between the Parties as to whether the Recipient has cured the applicable breach. The relevant portion of any Schedule or Exhibit to this Agreement or any Joinder Agreement shall be deemed to be automatically updated to reflect any terminated Service.

The Parties acknowledge and agree that (A) there may be interdependencies among the Services being provided under this Agreement, (B) upon the request of any Party, the Transition Committee shall consider whether (1) any such interdependencies exist with respect to the particular Service that a Party is seeking to terminate in accordance with this Section 5.02 and (2) the Provider’s ability to provide a particular Service in accordance with this Agreement would be adversely affected by the termination of another Service in accordance with Section 5.02 prior to the expiration of the period of the maximum duration for such Service. If the Transition Committee has determined that such interdependencies exist and that the Provider’s ability to provide a particular Service in accordance with this Agreement would be adversely affected (or that the Charges in respect of such continuing Services should be equitably adjusted) as a result of the termination of another Service in accordance with Section 5.02 prior to the expiration of the period of the maximum duration for such Service, the Provider and the Recipient shall negotiate in good faith to amend the relevant portion of any Schedule or Exhibit to this Agreement or any Joinder Agreement relating to such impacted continuing Service, which amendment shall be consistent with the terms of comparable Services. If the Provider and the Recipient are not able to agree to such changes to the Schedule or Exhibit to this Agreement or any Joinder Agreement, the Service requested to be terminated shall continue without change unless Recipient provides notice that the interdependent Services should also be terminated in accordance with Section 5.02(a). For the avoidance of doubt, any amendment to any Joinder

Agreement (including any Schedule or Exhibit) thereto, shall be deemed part of this Agreement as of the date of such amendment. If the Transition Committee is not able to reach agreement on whether such interdependencies exist or whether in such case the Provider’s ability to provide a particular Service in accordance with this Agreement would be adversely affected (or that the Charges in respect of such continuing Services should be equitably adjusted) as a result of the termination of another Service in accordance with Section 5.02 prior to the expiration of the period of the maximum duration for such Service, termination of the Service requested pursuant to Section 5.02 shall be delayed pending resolution of such Dispute.

Section 5.03 Reduction of Services. A Recipient may from time to time request a reduction in part of the scope or amount of any Service; provided that any such reduction may only take effect as of the end of a month. If requested to do so by a Recipient, the Transition Committee shall discuss in good faith appropriate adjustments to the relevant Charges in light of all relevant factors or whether the reduction should be considered a construction termination subject to the terms of Section 5.02(a). If, after such discussions, the Transition Committee does not approve any requested reduction of the scope or amount of any Service and the relevant Charges in connection therewith, then (a) there shall be no change to the Charges under this Agreement and (b) unless the applicable Recipient and Provider otherwise agree in writing, there shall be no change to the scope or amount of any Services under this Agreement. If, after such discussions, the Transition Committee approves any reduction of Service, such reduction of Service shall be documented in a written agreement executed on behalf of the applicable Recipient and Provider and a copy of such written agreement shall promptly be provided to the Transition Committee, and such agreement shall be deemed to amend and become a part of this Agreement any applicable Joinder Agreement. Additionally, in connection with any such reduction of Service, the Transition Committee may approve an appropriate reduction to the Charges related to the applicable reduced Service.

Section 5.04 Extension of Services.

(a) The Recipient may request to extend the Service Period of any Service (each such extension, a “Service Extension”) one time for each Service (unless the Transition Committee shall authorize additional extensions) by providing the Provider of such Service with advance Notice not less than one hundred eighty (180) days (or, if the initial duration of the Service was less than one year, a number of days equal to fifty percent (50%) of such initial duration). Notwithstanding the foregoing, Baxter and Baxalta, each on behalf of itself and its Subsidiaries, shall use commercially reasonable efforts to reduce or eliminate the need for Services hereunder not later than the end of the maximum initial term specified for such Service.

(b) If the Recipient is requesting a Service Extension for a particular Service for the first time and the requested Service Extension is for a period of six (6) months or less past the originally scheduled expiration of the Service Period for the applicable Service, then the Provider shall be obligated to provide such requested Service Extension and the applicable Provider and Recipient shall in good faith (i) negotiate the terms of an amendment to the applicable Schedule or Exhibit to this Agreement or the applicable Joinder Agreement, which amendment shall be consistent with the terms of the applicable Service, and (ii) determine the costs and expenses, if any, that would be incurred by the Provider or the Recipient, as the case may be, in connection with the provision of such Service Extension, which costs and expenses shall be borne solely by the Recipient; provided that any such Service Extension that extends the Service Period of such Service beyond the second anniversary of the Effective Time must be approved in advance by, and in the discretion of, the Transition Committee. If (A) the requested Service Extension is for a period of longer than six (6) months past the originally scheduled expiration of the Service Period for the applicable Service or (B) the Recipient has previously requested a Service Extension for the particular Service that the Recipient is currently requesting a Service Extension, then the Transition Committee shall determine whether the Provider shall provide the applicable Service for the requested Service Extension period. If the Transition Committee determines that the Provider shall provide such Service during the requested Service Extension period, then the applicable Provider and Recipient shall in good faith (1) negotiate the terms of an amendment to the applicable Schedule or Exhibit to this Agreement or the applicable Joinder Agreement for approval by the Transition Committee, which amendment shall be consistent with the terms of the applicable Service, and (2) determine the costs and expenses, if any, that would be incurred by the Provider or the Recipient, as the case may be, in connection with the provision of such Service Extension, which costs and expenses shall be borne solely by the Recipient. Each amended Schedule or Exhibit to this Agreement or any Joinder Agreement, as agreed to in writing by the Parties or the Transition Committee, as applicable, shall be deemed part of this Agreement as of the date of such agreement and any Services provided pursuant to such Service Extensions shall be deemed “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement. The Parties acknowledge and agree that (w) there may be interdependencies among the Services being provided under this Agreement, (x) the Provider’s ability to extend the provision of a particular Service in accordance with this Agreement may be dependent on the extension of another Service, (y) upon the request of any Party, the Transition Committee shall determine whether any such interdependencies exist with respect to the particular Service that the Recipient is seeking to extend in accordance with this Section 5.04 and (z) to the extent the Transition Committee has determined that such interdependencies exist, the applicable Provider and Recipient shall negotiate in good faith to amend the applicable Schedule or Exhibit to this Agreement or the applicable Joinder Agreement relating to such other Service, which amendment shall be consistent with the terms of comparable Services.

Section 5.05 Effect of Termination. Upon the termination of any Service pursuant to this Agreement, the Provider of the terminated Service shall have no further obligation to provide the terminated Service, and the Recipient shall have no obligation to pay any future Charges relating to any such Service; provided, however, that the Recipient shall remain obligated to the Provider for the Charges owed and payable in respect of Services provided prior to the effective date of termination for such Service. In connection with the termination of any Service, the provisions of this Agreement not relating solely to such terminated Service shall survive any such termination, and in connection with a termination of this Agreement, Article I, this Article V, Article VII and Article IX, all confidentiality obligations under this Agreement and Liability for all due and unpaid Charges, shall continue to survive indefinitely.

Section 5.06 Information Transmission. Baxter and Baxalta, on behalf of itself and its respective Subsidiaries, shall use commercially reasonable efforts to provide or make available, or cause to be provided or made available, to each Recipient, in accordance with Section 6.01(a) of the Separation and Distribution Agreement, any Information received or computed by any such Party or any of its Subsidiaries for the benefit of the Recipient concerning the relevant

Service during the Service Period; provided that (a) no Party or Subsidiary thereof shall have any obligation to provide or cause to provide Information in any non-standard format, (b) the Party providing such Information (or its applicable Subsidiaries) shall be reimbursed for their reasonable costs in accordance with Section 6.01(c) of the Separation and Distribution Agreement for creating, gathering, copying, transporting and otherwise providing such Information, and (c) each Party shall use commercially reasonable efforts to maintain any such Information in accordance with Section 6.03 of the Separation and Distribution Agreement.

ARTICLE VI

CONFIDENTIALITY; PROTECTIVE ARRANGEMENTS

Section 6.01 Confidentiality. Sections 6.08 and 6.09 of the Separation and Distribution Agreement shall be incorporated by reference herein (but for this purpose, only to the extent applicable to this Agreement, and not to the Separation and Distribution Agreement or any other Ancillary Agreement), with such sections applying to all Parties hereunder as the context allows.

ARTICLE VII

LIMITED LIABILITY AND INDEMNIFICATION

Section 7.01 Limitations on Liability.

(a) The Liabilities of each Provider and its Affiliates and Representatives, collectively, under this Agreement for any act or failure to act in connection herewith (including the performance or breach of this Agreement), or from the sale, delivery, provision or use of any Services provided under or contemplated by this Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, at law or equity, shall not exceed the amount of Charges received (and not previously paid back as a Liability hereunder) by the Provider (or its Affiliates) prior to the date on which the Provider’s (or its applicable Affiliate’s or Representative’s) action or inaction (or, prior to the one-year anniversary of this Agreement if such action or inaction occurs during the first year of this Agreement) giving rise to the Liability arises or occurs in respect of the Service for which the Liability arises hereunder; provided that, to the extent the liability arises out of a Provider breaching this Services Agreement by not providing the Services required hereunder, then the liability shall not exceed the greater of the fees previously paid to such Provider by such Recipient in respect of the Service from which such Liability flows or the amount that such Provider would have been paid by such Recipient for such Services for the agreed-upon term of such Services (or two years, if shorter).

(b) Notwithstanding anything to the contrary contained in the Separation and Distribution Agreement or this Agreement, the Provider shall not be liable to the Recipient or any of its Affiliates or Representatives, whether in contract, tort (including negligence and strict liability) or otherwise, at law or equity, for any special, indirect, incidental, punitive or consequential damages whatsoever (including lost profits or damages calculated on multiples of earnings approaches), which in any way arise out of, relate to or are a consequence of, the performance or nonperformance by the Provider (including any Affiliates and Representatives of the Provider and any unaffiliated third-party providers, in each case, providing the applicable

Services) under this Agreement or the provision of, or failure to provide, any Services under this Agreement, including with respect to loss of profits, business interruptions or claims of customers.

(c) The limitations in Section 7.01(a) shall not apply in respect of any Liability arising out of or in connection with the gross negligence, willful misconduct, or fraud of or by the Party to be charged.

Section 7.02 Obligation to Re-Perform; Liabilities. In the event of any breach of this Agreement by any Provider with respect to the provision of any Services (with respect to which the Provider can reasonably be expected to re-perform in a commercially reasonable manner), the Provider shall (a) promptly correct in all material respects such error, defect or breach or re-perform in all material respects such Services at the request of the Recipient and at the sole cost and expense of the Provider and (b) subject to the limitations set forth in Sections 7.01(a) and 7.01(b), reimburse the Recipient and its Affiliates and Representatives for Liabilities attributable to such breach by the Provider. The remedy set forth in this Section 7.02 shall be the sole and exclusive remedy of the Recipient or any of its Affiliates or Representatives for any such breach of this Agreement. Any request for re-performance in accordance with this Section 7.02 by the Recipient must be in writing and specify in reasonable detail the particular error, defect or breach, and such request must be made no more than one (1) month from the date such error, defect or breach becomes apparent or should have reasonably become apparent to the Recipient.

Section 7.03 Recipient Release and Indemnity. Subject to Section 7.01, each Recipient hereby releases the applicable Provider and its Affiliates and Representatives (each, a “Provider Indemnified Party”), and each Recipient hereby agrees to indemnify, defend and hold harmless each such Provider Indemnified Party from and against any and all Liabilities arising from, relating to or in connection with: (a) the use of any Services by such Recipient or any of its Affiliates, Representatives or other Persons using such Services; or (b) the sale, delivery, provision or use of any Services provided under or contemplated by this Agreement, in the case of each of clause (a) and (b), except to the extent that such Liabilities arise out of, relate to or are a consequence of the applicable Provider Indemnified Party’s gross negligence, willful misconduct or fraud.

Section 7.04 Provider Indemnity. Subject to Section 7.01, each Provider hereby agrees to indemnify, defend and hold harmless the applicable Recipient and its Affiliates and Representatives (each a “Recipient Indemnified Party”), from and against any and all Liabilities arising from, relating to or in connection with: (a) the use of any Services by such Recipient or any of its Affiliates, Representatives or other Persons using such Services; or (b) the sale, delivery, provision or use of any Services provided under or contemplated by this Agreement, in the case of each of clause (a) and (b), to the extent that such Liabilities arise out of, relate to or are a consequence of the applicable Provider’s gross negligence, willful misconduct or fraud.

Section 7.05 Liability for Charges. Nothing in this Article VII shall be deemed to eliminate or limit, in any respect, any Recipient’s express obligation in this Agreement to pay Charges for Services rendered in accordance with this Agreement.

Section 7.06 Continued Performance; Specific Performance. During the pendency of any Dispute, each Party shall continue to perform all of its respective obligations under this Agreement and each Service Addendum. Further, Section 9.17 of the Separation and Distribution Agreement shall be incorporated by reference herein as though included in this Agreement (but for this purpose, only to the extent applicable to this Agreement, and not to the Separation and Distribution Agreement or any other Ancillary Agreement).

Section 7.07 Indemnification Procedures. The provisions of Article VII of the Separation and Distribution Agreement shall govern claims for indemnification and other disputed matters under this Agreement; provided that, for purposes of this Section 7.07, in the event of any conflict between the provisions of Article VII of the Separation and Distribution Agreement and this Article VII, the provisions of this Agreement shall control; provided further that, if discussions between the day-to-day Service operators for the applicable function, and then discussions between the designated leaders of Baxter’s and Baxalta’s respective Project Management Offices related to the Separation are not successful in resolving the Dispute, the initial negotiation (and discussion related to any disputes) described in Section 7.01(a) of the Separation and Distribution Agreement shall be by and among the members of the Transition Committee.

ARTICLE VIII

TRANSITION COMMITTEE

Section 8.01 Establishment. Pursuant to the Separation and Distribution Agreement, Baxter and Baxalta shall establish the Transition Committee. The Transition Committee shall have the authority to establish one or more subcommittees from time to time as it deems appropriate to monitor and manage matters arising out of or resulting from this Agreement.

Section 8.02 General Principles. In furtherance of the foregoing and notwithstanding any provision in this Agreement to the contrary, each Party acknowledges and agrees that the Transition Committee shall (without until such time affecting any prior decision or determination) have the right to review and amend any prior actions taken, decisions made or amendments or modifications agreed to, by the Parties, and to proscribe that the Parties take such actions or make such amendments or modifications as the Transition Committee deems appropriate in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby. Each Party shall take, or cause to be taken, any and all reasonable actions that the Transition Committee may reasonably request to carry out the intent and purpose of this Article VIII.

Section 8.03 Action. For the avoidance of doubt, the Transition Committee may only act in accordance with, and subject to, the terms set forth in Section 2.14 of the Separation and Distribution Agreement, and this Agreement is not intended to modify the requirements regarding the composition of, or any action taken by, the Transition Committee. Any action permitted to be taken hereunder by the Transition Committee may be taken jointly by the designated leaders of Baxter’s and Baxalta’s respective Project Management Offices related to the Separation, as identified by the Parties from time to time.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Mutual Cooperation. The Parties and their respective Subsidiaries shall cooperate with each other in connection with the performance of the Services hereunder; provided, however, that such cooperation shall not unreasonably disrupt the normal operations of the Parties and their respective Subsidiaries; and, provided, further, that this Section 9.01 shall not require any Party to incur any out-of-pocket costs or expenses unless and except as expressly provided in this Agreement or otherwise agreed to in writing by Baxter and Baxalta.

Section 9.02 Title to Intellectual Property and Other Property.

(a) Except as expressly provided for under the terms of this Agreement, the Recipient acknowledges that it shall acquire no right, title or interest (including any license rights or rights of use) in any intellectual property which is owned or licensed by the Provider (or any of its Affiliates), by reason of the provision of the Services provided hereunder. The Recipient shall not remove or alter any copyright, trademark, confidentiality or other proprietary notices that appear on any intellectual property owned or licensed by the Provider, and the Recipient shall not reproduce any such notices on any and all copies thereof. The Recipient shall not attempt to decompile, translate, reverse engineer or make excessive copies of any such intellectual property owned or licensed by the Provider (or any of its Affiliates), and the Recipient shall promptly notify the Provider of any such attempt, regardless of whether by the Recipient or any Third Party, of which the Recipient becomes aware.

(b) Except as required by applicable Law in order to perform a particular Service or as specifically set forth herein (including in any Joinder Agreement or in any Schedule or Exhibit attached hereto or thereto), in the Separation and Distribution Agreement or any other Ancillary Agreement, title and ownership of any assets of property of the Recipient or any of its Subsidiaries (or its or their direct or indirect parent companies) shall remain vested in the Recipient and its Subsidiaries (or its or their direct or indirect parent companies), and the risk of loss related thereto shall remain with such Persons at all times. For the avoidance of doubt, subject to the exceptions in the immediately preceding sentence, the Provider and its Subsidiaries (and its and their direct and indirect parent companies) shall have no obligation to acquire or maintain insurance with respect to the assets or property of any other Person used in connection with the performance of the Services. This paragraph (b) is intended to apply to all applicable Services performed in connection with this Agreement, including any and all warehousing, storage and distribution services.

(c) To the extent the Provider or its Affiliates or any of its or their Representatives use any know-how, processes, technology, trade secrets or other intellectual property owned by or licensed to any such Person in providing the Services, such property (other than to the extent licensed to the Provider or its Affiliates by the Recipient or its Affiliates) and any derivative works of, or modifications or improvements to, such intellectual property conceived or created as part of the provision of Services will, as between the parties, remain the sole property of the Provider or its applicable Affiliates or Representatives unless such improvements were specifically created for the Recipient or its Affiliates pursuant to a specific

Service as specifically indicated in a Schedule or Exhibit to this Agreement or any Joinder Agreement. The applicable Party will and hereby does assign to the applicable owner designated above, and agrees to assign automatically in the future upon first recordation in a tangible medium or first reduction to practice, all of such Party’s right, title and interest in and to all such improvements, if any. All rights not expressly granted herein are reserved. Notwithstanding the foregoing, if there is any conflict between the terms of this Section 9.02 and specific terms of the Separation and Distribution Agreement or any Ancillary Agreement, then the terms of the Separation and Distribution Agreement or such Ancillary Agreement will prevail.

Section 9.03 Miscellaneous. Sections 9.01 (Counterparts), 9.02 (Governing Law), 9.03 (Assignability), 9.04 (Third Party Beneficiaries), 9.06 (Severability), 9.08 (No Set Off), 9.10 (Headings), 9.11 (Survival of Covenants), 9.12 (Subsidiaries and Employees), 9.13 (Waivers), 9.14 (Amendments), 9.15 (Interpretations), 9.16 (Public Announcements), 9.17 (Specific Performance) and 9.18 (Mutual Drafting) of the Separation and Distribution Agreement shall be incorporated by reference herein as though included in this Agreement (but for this purpose, only to the extent applicable to this Agreement (including the Joinder Agreements), and not to the Separation and Distribution Agreement or any other Ancillary Agreement); provided that any specific provision of this Agreement or any Joinder Agreement (including any Schedule or Exhibit hereto or thereto) shall control in the event of any conflict with such sections of the Separation and Distribution Agreement; provided further that all sections and provisions of the Separation and Distribution Agreement incorporated by reference in this Agreement shall be interpreted wherever possible in a manner fulfilling the purpose of such provision of the Separation and Distribution Agreement as applied to this Agreement, taking into account the context.

Section 9.04 Assignability. In addition to the assignment provisions incorporated by reference from Section 9.03 of the Separation and Distribution Agreement, any Party may assign all of its rights and obligations under this Agreement to any of its Subsidiaries; provided, that in connection with any such assignment, the assigning Party provides a guarantee to the non-assigning Party (in a form reasonably agreed upon) for any Liability of the assignee under this Agreement.

Section 9.05 Independent Contractors. The Parties each acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. The relationships of the Parties hereunder are those of independent contractors and nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship. Employees performing services hereunder do so on behalf of, under the direction of, and as employees of, the Provider, and the Recipient shall have no right, power or authority to direct such employees.

Section 9.06 Notices. All Notices pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a Notice):

If to Baxter or any Subsidiary thereof:

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015

Attn: General Counsel

E-mail: general_counsel@baxter.com

If to Baxalta or any Subsidiary thereof:

Baxalta Incorporated

One Baxter Parkway

Deerfield, Illinois 60015

Attn: General Counsel

E-mail: general_counsel@baxalta.com

with copies in each case to each Provider or Recipient to whom the Notice is applicable, at the address (if any) for such Provider or Recipient set forth in the applicable Joinder Agreement.

Any Party may, by Notice to Baxter (if notice is from a Party not a Subsidiary of Baxter) or Baxalta (if notice is from a Party not a Subsidiary of Baxalta), change the address to which such Notices are to be given.

Section 9.07 Force Majeure. No Party or other Person shall be deemed in default of this Agreement for failure to fulfill any obligation (other than a payment obligation) so long as and to the extent to which any delay or failure in the fulfillment of such obligations is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay. A Party or other Person claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide Notice to the other Party or Parties of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement as soon as reasonably practicable. During the period of a Force Majeure, the Recipient shall cooperate with Provider to satisfy Provider’s obligations under Section 9.07(b), and shall (subject to such compliance) be (i) relieved of the obligation to pay Charges for such Service(s) throughout the duration of such Force Majeure and (ii) entitled to permanently terminate such Service(s) without penalty or further Charges or costs related thereto (except for any Charges, costs or expenses that would have been borne by Recipient upon expiration or termination had the Service continued throughout the maximum permitted period under this Agreement, including any permitted extension to the Service Period) if a Force Majeure shall continue to exist for more than thirty (30) consecutive days, it being understood that the Recipient shall not be required to provide any advance notice of such termination to the Provider, but shall only have such termination right for so long as the failure to perform due to Force Majeure is continuing.

Section 9.08 Further Assurances. Each Party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby. For the avoidance of doubt, this shall include reasonable assistance related to the transition of Services to Recipient upon their expiration or termination, at Recipient’s cost and expense, by Provider. Baxter and Baxalta shall cooperate in good faith to update this Agreement in order to add (prior to the applicable Local Closing Date) Services that will be required by any Deferred Baxalta Local Business following the Local Closing Date, including by causing their applicable Subsidiaries to execute a Joinder. The process for adding any such additional Services should be consistent with the process used for identifying, pricing and otherwise detailing Services prior to the Effective Time, and it is the intent of Baxter and Baxalta that any such additional Services are intended to be consistent in terms of scope and nature as those Services provided to Recipient’s that were not Deferred Baxalta Local Businesses. For the avoidance of doubt, the initial term for any such additional Services shall not extend beyond the date that is two years after the Effective Time, except in the case of adding Deferred Baxalta Local Businesses to any Service for which the initial term was agreed on or prior to the date of this Agreement to extend beyond such two-year period.

* * * * *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

BAXTER INTERNATIONAL INC.

By:

Name:

Title:

BAXALTA INCORPORATED

By:

Name:

Title:

[Signature Page – Transition Services Agreement]